UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2015

VRINGO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34785	20-4988129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 12th Floor, New York, NY 10017

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 309-7549

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) and (e) On June 22, 2015, Vringo, Inc. (the “Company”) entered into an Amendment No. 3 to that certain employment agreement, dated June 22, 2011, as amended, by and between the Company and Mr. Lang (the “Amendment”). Pursuant to the Amendment, Mr. Lang’s role will change from President and Chief Technology Officer of the Company to a new role as the Head of Technology. Mr. Lang also resigned from his position as a member of the board of directors of the Company effective on June 22, 2015.

Mr. Lang will assume the new role for a period commencing on June 22, 2015 and ending on December 31, 2016 (the “Employment Period”), for which he will receive an annual base salary of $200,000, prorated from June 22, 2015 until December 31, 2015, and an adjusted base salary of $36,000 from January 1, 2016 until December 31, 2016. In addition, the Company and Mr. Lang will form a new corporation, to be initially owned 51% by the Company and 49% by Mr. Lang, for the purpose of developing and commercializing new technologies in the areas of mobile, security, digital currencies, and trusted computing and communication infrastructure.

The Employment Period will terminate upon the earliest of: (i) termination by the Company for any reason, (ii) termination by Mr. Lang for any reason, and (iii) December 31, 2016; provided, that if the Company terminates Mr. Lang for any reason other than Cause prior to the expiration of the Employment Period, the Company will be obligated to continue to pay Mr. Lang his base salary and benefits from the date of termination through December 31, 2016.

“Cause” as defined in Mr. Lang’s employment agreement means: (a) the willful and continued failure of Mr. Lang to perform substantially his duties and responsibilities for the Company (other than any such failure resulting from his death) after a written demand by the board of directors for substantial performance is delivered to Mr. Lang by the Company, which specifically identifies the manner in which the board of directors believes that Mr. Lang has not substantially performed his duties and responsibilities, which willful and continued failure is not cured by Mr. Lang within thirty (30) days of his receipt of such written demand; (b) the conviction of, or plea of guilty or nolo contendere to a felony, (c) violation of certain provision of the employment agreement, or (d) fraud, dishonesty or gross misconduct, which is materially and demonstratively injurious to the Company.

The foregoing description of the Amendment is not complete and is subject to, and qualified in its entirety by, the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 24, 2015, the Company issued a press release announcing the creation of joint venture with Mr. Lang. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibits
10.1	Amendment No. 3 to Employment Agreement, dated as of June 22, 2015, by and between Vringo, Inc. and Andrew Kennedy Lang.
99.1	Press release, dated June 24, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VRINGO, INC.

Date: June 24, 2015	By:	/s/ Andrew D. Perlman
		Name:	Andrew D. Perlman
		Title:	Chief Executive Officer